Exhibit 10.5

Execution Copy

SECURITIES DISPOSITION AGREEMENT

This SECURITIES DISPOSITION AGREEMENT (this “Agreement”), is made and entered into as of July 30, 2007, by and between PAUL ROYALTY FUND, L.P., a Delaware limited partnership (“PRF”), and ORTHOVITA, INC., a Pennsylvania corporation (“Orthovita”). Capitalized terms used herein and not defined shall have the meanings assigned thereto in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to a certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of July 30, 2007 by and between Royalty Securitization Trust I, a Delaware statutory trust (“RST”) and Orthovita, RST has agreed to sell, assign, convey and transfer to Orthovita, and Orthovita has agreed to purchase from RST, the Assigned Interests (as defined in the Purchase and Sale Agreement), for consideration consisting, inter alia, of 1,136,364 (one million one hundred thirty-six thousand three hundred sixty-four) shares of the common stock, par value $.01 per share, of Orthovita (the “Purchase Price Shares”);

WHEREAS, immediately following the closing of the transactions contemplated by the Purchase Agreement, RST will assign the Purchase Price Shares to Royalty Financial Company LLC, a Delaware limited liability company (“RFC”), and RFC then will assign the Purchase Price Shares to PRF; and

WHEREAS, the parties hereto wish to provide for certain matters relating to the disposition of the Purchase Price Shares, subject to and in accordance with the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency is hereby acknowledged by the parties hereto, and intending to be legally bound, the parties hereto hereby agree as follows.

Section 1. Definitions.

The following terms, as used herein, shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Period” shall have the meaning set forth in Section 8.2.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Common Stock” shall mean the common stock, par value $.01 per share, of Orthovita.

“Confidential Information” shall have the meaning set forth in Section 10.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Indemnified Party” shall have the meaning set forth in Section 9.3.

“Initial Effectiveness Period” shall have the meaning set forth in Section 6.

“Initial Registration Statement” shall have the meaning set forth in Section 6.

“Insolvent” shall mean, with respect to Orthovita and VSP, as applicable, a financial condition such that Orthovita’s or VSP’s respective debts (in the case of Orthovita, on a consolidated basis) are greater than the fair market value of Orthovita’s or VSP’s tangible and intangible assets (in the case of Orthovita, on a consolidated basis), respectively. For purposes of the foregoing, fair market value shall be the amount reasonably calculated by Orthovita’s Board of Directors or a duly appointed committee thereof.

“Lock-Up Period” shall have the meaning set forth in Section 8.3.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Nasdaq Market” shall mean the Nasdaq Global Market.

“Orthovita” shall have the meaning set forth in the first paragraph hereof.

“Orthovita Losses” shall have the meaning set forth in Section 9.2.

“PRF” shall have the meaning set forth in the first paragraph hereof.

“PRF Losses” shall have the meaning set forth in Section 9.1.

“Purchase Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Purchase Price Shares” shall have the meaning set forth in the recitals to this Agreement.

“Registration Statement” means a registration statement filed under, and meeting the requirements of, the Securities Act.

“RFC” shall have the meaning set forth in the recitals to this Agreement.

“RST” shall have the meaning set forth in the recitals to this Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Second Registration Statement” shall have the meaning set forth in Section 6.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

Section 2. Representations and Warranties of PRF.

PRF represents and warrants to Orthovita as follows:

2.1 Organization.

PRF is a limited partnership, and RFC is a limited liability company, each of which is duly formed, validly existing and in good standing under the laws of the State of Delaware, and each has all limited partnership or limited liability company powers, as the case may be, and all licenses, authorizations, consents and approvals required to carry on its respective business as now conducted and as proposed to be conduct in connection with the transaction contemplated hereby. RST is a wholly owned subsidiary of RFC, and RFC is the sole beneficial owner of the trust beneficial interest in RST.

2.2 Authorization.

PRF has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by PRF and constitutes its valid and binding obligation of PRF, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

2.3 Governmental Authorization.

The execution and delivery by PRF of this Agreement and the other Closing Documents to which it is a party, and the performance by PRF of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Government Authority.

2.4 Litigation.

There is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of PRF, threatened against PRF, RFC or RST or (b) governmental inquiry pending or, to the Knowledge of PRF, threatened against PRF, RFC or RST, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or would materially and adversely affect or prevent the consummation of, the transactions contemplated by this Agreement or any of the other Closing Documents or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Closing Documents (other than by virtue of a breach of a representation or warranty of a party other than RST or PRF contained within this Agreement or any of the other Closing Documents), or a material adverse effect on the ability of PRF, RFC or RST to perform any of its material obligations under this Agreement or any of the other Closing Documents.

2.5 Compliance with Laws.

Neither PRF, RFC nor RST (a) is in violation of, has violated, or to the Knowledge of PRF, is under investigation with respect to, and, (b) to the Knowledge of PRF has been threatened to be charged with or been given notice of any violation of, with respect to clauses (a) and (b) above, any law, rule, ordinance or regulation, judgment, order or decree entered by any Government Authority applicable to PRF, RFC or RST, which would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Closing Documents (other than by virtue of a breach of a representation or warranty of a party other than RST or PRF contained within this Agreement or any of the other Closing Documents), or a material adverse effect on the ability of PRF, RFC or RST to perform any of its material obligations under this Agreement or any of the other Closing Documents.

2.6 Broker’s Fees.

Neither PRF nor RFC has taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

2.7 Conflicts.

Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (ii) any law, rule or regulation of any Government Authority, or any judgment, order, writ, decree, permit or license of any Government Authority, to which either PRF or RFC or any of their respective assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which either PRF or RFC is a party or by which either PRF or RFC or any of their respective assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under or accelerate the performance provided by, in any respects any provisions of organizational or constitutional documents of either PRF or RFC; or (c) require any notification to, filing with, or consent of, any Person or Government Authority.

2.8 No Short Position.

Neither PRF nor RFC has a short position in Orthovita securities as of the date hereof.

2.9 Receipt of Agreements.

PRF and RFC each have received and reviewed a copy of this Agreement and the Purchase Agreement.

2.10 No Registration of Shares.

PRF and RFC each are aware that the Purchase Price Shares have not been registered under the Securities Act, that the offer and sale of the Purchase Price Shares are intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the SEC, and that none of the Purchase Price Shares may be sold, assigned, transferred or otherwise disposed of unless it is registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. PRF and RFC each are also aware that the certificates for the Purchase Price Shares will bear appropriate legends restricting their transfer pursuant to applicable law.

2.11 Suitability of Investment.

(1) RFC is acquiring the Purchase Price Shares from RST solely for the purpose of transferring such shares to PRF as contemplated by Section 1.

(2) PRF is acquiring the Purchase Price Shares from RFC for its own account for investment purposes only and not with a view to the resale or distribution thereof.

(3) Neither PRF, RFC nor RST will, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Purchase Price Shares, except in accordance with applicable federal and state securities laws and the provisions of this Agreement.

(4) Each of PRF, RFC and RST has such knowledge and experience in financial, business and tax matters that it is capable of evaluating the merits and risks relating to its investment in the Purchase Price Shares and making an investment decision with respect to Orthovita.

(5) Each of PRF, RFC and RST has been given the opportunity to obtain information and documents relating to Orthovita and to ask questions of and receive answers from representatives of Orthovita concerning Orthovita and the investment in the Purchase Price Shares.

(6) Each of PRF, RFC and RST is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in Orthovita.

(7) Each of PRF, RFC and RST is aware that there are substantial risks incident to an investment in the Purchase Price Shares.

(8) Each of PRF, RFC and RST is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act as presently in effect.

Section 3. Representations and Warranties of Orthovita.

Orthovita hereby represents and warrants to PRF as follows:

3.1 Organization.

Orthovita is a corporation duly incorporated, validly subsisting and in good standing under the laws of Pennsylvania, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted in connection with the transaction contemplated hereby.

3.2 Corporate Authorization.

Orthovita has all necessary power and authority to enter into, execute and deliver this Agreement and the other Closing Documents to which it is a party that require execution and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the other Closing Documents have been duly authorized, executed and delivered by Orthovita (to the extent a party thereto) and each of this Agreement and each other Closing Document to which Orthovita is a party constitutes the valid and binding obligation of Orthovita, enforceable against Orthovita and VSP in accordance with their respective terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

3.3 Governmental Authorization.

The execution and delivery by Orthovita of the other Closing Documents to which it is a party, and the performance by Orthovita of its respective obligations thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Government Authority other than filings with the SEC and the applicable state securities regulatory authorities in connection with the issuance by Orthovita of the Purchase Price Shares.

3.4 Solvency.

Orthovita is not Insolvent. Assuming consummation of the transactions contemplated by this Agreement, (a) the present fair saleable value of Orthovita’s assets is greater than the amount required to pay its debts as they become due, (b) Orthovita does not have unreasonably small capital with which to engage in its business, and (c) Orthovita has not incurred, or has no present plans to and does not intend to incur, debts or liabilities (other than debts or liabilities incurred pursuant hereto and pursuant to the Closing Documents) beyond its ability to pay such debts or liabilities as they become absolute and matured.

3.5 Litigation.

There is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of Orthovita, threatened against Orthovita or (b) governmental inquiry pending or, to the Knowledge of Orthovita, threatened against Orthovita, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or would materially and adversely affect or prevent the consummation of, the transactions contemplated by this Agreement or any of the other Closing Documents or would reasonably be expected to have a Material Adverse Effect.

3.6 Compliance with Laws.

Orthovita (a) is not in violation of, has not violated, or to the Knowledge of Orthovita, is not under investigation with respect to, and, (b) to the Knowledge of Orthovita has not been threatened to be charged with or been given notice of any violation of, with respect to clauses (a) and (b) above, any law, rule, ordinance or regulation, judgment, order or decree entered by any Government Authority applicable to Orthovita, which would reasonably be expected to have a Material Adverse Effect.

3.7 Conflicts.

Neither the execution and delivery of this Agreement or any other Closing Document to which Orthovita is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respect any provisions of: (i) any law, rule or regulation of any Government Authority, or any judgment, order, writ, decree, permit or license of any Government Authority, to which Orthovita or any of its assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which Orthovita is a party or by which Orthovita or any of its assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of the articles of incorporation or by-laws (or other organizational or constitutional documents) of Orthovita; (c) require any notification to, filing with, or consent of, any Person or Government Authority other than filings with the SEC and the applicable state securities regulatory authorities in connection with the issuance by Orthovita of the Purchase Price Shares.

3.8 Broker’s Fees.

Orthovita has not taken any action which would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

3.9 Reliance on Certain Representations and Warranties

The representations and warranties of Orthovita set forth in Section 5.01 of the Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis, and PRF may rely upon such representations and warranties as if set forth herein in full and addressed to PRF instead of RST.

Section 4. Transfer Consent and Restrictions.

4.1 Consent to Transfer

Notwithstanding any provisions in this Agreement or the Purchase Agreement to the contrary, assuming the accuracy of PRF’s representations and warranties herein and of RST’s representations and warranties in the Purchase Agreement, Orthovita hereby consents to the following transfers of the Purchase Price Shares:

(a) The transfer by RST of the Purchase Price Shares to RFC; and

(b) The transfer by RFC of the Purchase Price Shares to PRF.

4.2 Restrictions on Transfer.

The Purchase Price Shares have not been registered under the Securities Act and may not be sold, assigned, transferred or otherwise disposed of unless they are registered under the Securities Act or an exemption from such registration is available. Sales or transfers of the Purchase Price Shares are further restricted by state securities laws and the provisions of this Agreement.

4.3 Legend.

Unless sold pursuant to an effective Registration Statement, each certificate representing the Purchase Price Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Securities Act or, except as otherwise permitted pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an opinion of counsel reasonably satisfactory to Orthovita is obtained to the effect that such registration is not required.”

4.4 Removal of Legend.

The foregoing legend described in Section 4.3 shall be removed from the certificates representing any Purchase Price Shares at the request of the holder thereof, at such time as (a) they are sold pursuant to an effective Registration Statement, (b) they become eligible for resale pursuant to Rule 144(k) under the Securities Act or another provision of Rule 144 of the Securities Act pursuant to which all or a portion of such Purchase Price Shares could be sold in a single transaction, or (c) an opinion of counsel reasonably satisfactory to Orthovita is obtained to the effect that the proposed transfer is exempt from the Securities Act. Orthovita shall direct the transfer agent for the Common Stock to issue new share certificates without the legend upon receipt of a certificate from PRF stating that the Purchase Price Shares have been registered or transferred pursuant to an effective Registration Statement under the Securities Act or can be sold in reliance upon Rule 144 or if Orthovita has received an opinion of counsel reasonably satisfactory to Orthovita to the effect that the proposed transfer is exempt from the Securities Act.

Section 5. Registration and Listing of Common Stock.

Orthovita (a) will use its best commercially practicable efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (b) will comply in all respects with its reporting and filing obligations under the Exchange Act, (c) will comply with all requirements related to any Registration Statement filed pursuant to this Agreement and (d) will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or the Securities Act, except as permitted herein. Orthovita will take all commercially reasonable action necessary to continue the listing or trading of its Common Stock on the Nasdaq Market at any time during which Orthovita’s Common Stock is eligible for listing thereon, and will comply in all material respects with Orthovita’s reporting, filing and other obligations under the bylaws or rules of the NASD and the Nasdaq Market.

Section 6. Registration Statement for Purchase Price Shares.

Within 30 days after the Closing Date, Orthovita shall cause to be filed with the SEC an initial Registration Statement on Form S-3 (the “Initial Registration Statement”), which Initial Registration Statement shall provide for the resale of the Purchase Price Shares. Orthovita shall use its best commercially practicable efforts to cause the Initial Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, and, subject to Section 8.2 of this Agreement, shall maintain the effectiveness of the Initial Registration Statement and any successor Registration Statement until the earlier of either (a) the date on which all Purchase Price Shares have been sold pursuant to the Initial Registration Statement or Rule 144 or (b) two years from the date of its effectiveness (the “Initial Effectiveness Period”). If, at the end of the Initial Effectiveness Period, PRF or its Affiliates collectively own 50% or more of the number of Purchase Price Shares originally issued to PRF, Orthovita shall maintain the effectiveness of the Initial Registration Statement for an additional two years or, if sooner, until all Purchase Price Shares have been sold pursuant to the Initial Registration Statement or under Rule 144; provided, however, that if the Initial Registration Statement shall have lapsed or the Purchase Price Shares registered thereunder shall have been deregistered prior to the time during which Orthovita is obligated to maintain the effectiveness of the Initial Registration Statement, within 30 days of receipt by Orthovita of PRF’s written demand therefor, Orthovita shall cause to be filed with the SEC a second Registration Statement on Form S-3 (the “Second Registration Statement”). Orthovita shall use its best commercially practicable efforts to cause the Second Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, and shall maintain the effectiveness of the Second Registration Statement and any successor Registration Statement until the earlier of either (i) the date on which all Purchase Price Shares have been sold pursuant to the Initial Registration Statement and the Second Registration Statement or Rule 144 or (ii) two years from the date of its effectiveness. In the event PRF is not permitted to resell the Purchase Price Shares pursuant to the Initial Registration Statement or, if required, the Second Registration Statement, due to Orthovita’s non-compliance with its obligations under the Exchange Act or for any other similar reason, but would be permitted to resell the Purchase Price Shares pursuant to a Registration Statement on another form prescribed by the SEC, Orthovita shall, upon its receipt of PRF’s written demand therefor, use its best commercially practicable efforts cause a Registration Statement on such other appropriate form to be filed within 60 days after the date the Form S-3 became unavailable for such resales, and to become effective as promptly thereafter as practicable. Such Registration Statement on such other form will permit PRF to resell the Purchase Price Shares pursuant to such Registration Statement. If required, Orthovita shall take such actions as Orthovita shall reasonably determine are necessary in order to obtain an exemption for or to qualify the Purchase Price Shares for offer and sale pursuant to any Registration Statement filed pursuant to this Section 6 under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to PRF on or prior to date of such effectiveness of such Registration Statement. Orthovita shall make all filings and reports relating to the offer and sale of the Purchase Price Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the effectiveness of any Registration Statement filed pursuant to this Section 6. All costs and expenses associated with the Registration Statements described herein shall be borne by Orthovita.

Section 7. Notice.

Orthovita shall immediately notify PRF of the happening of any event known to Orthovita as a result of which the prospectus included in any Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of PRF, Orthovita will prepare and furnish PRF a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to PRF, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

Section 8. Disposition of Purchase Price Shares.

8.1 Prospectus Delivery.

PRF agrees not to make any sale of the Purchase Price Shares under any Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and PRF acknowledges and agrees that the Purchase Price Shares are not transferable on the books of Orthovita unless the certificate submitted to the transfer agent evidencing the Purchase Price Shares is accompanied by a separate officer’s certificate, executed by an officer of, or other authorized person designated by, PRF, to the effect that (a) such Purchase Price Shares have been sold pursuant to and in accordance with the Registration Statement and the “Plan of Distribution” section of the prospectus included therein and (b) the requirement of delivering a current prospectus has been satisfied, unless exempt from registration and prospectus delivery requirements.

8.2 Suspension of Sales.

PRF acknowledges that there occasionally may be times when Orthovita must suspend the use of the prospectus forming a part of the Registration Statement (a) until such time as an amendment to the Registration Statement has been filed by Orthovita and declared effective by the Commission, or until such time as Orthovita has filed an appropriate report with the Commission pursuant to the Exchange Act; or (b) due to the existence of material non-public information relating to Orthovita that, in the reasonable opinion of Orthovita’s board of directors or counsel, should not be disclosed. PRF agrees that it will not sell any Purchase Price Shares during the period commencing at the time at which Orthovita gives PRF notice of the suspension of the use of said prospectus and ending at the time Orthovita gives PRF notice that PRF may thereafter effect sales pursuant to said prospectus. Orthovita shall only be able to suspend the use of said prospectus for periods aggregating no more than 90 days in any 12-month period (the “Aggregate Period”), of which no individual period shall be longer than 60 consecutive days; provided, that should a Lock-Up Period (as defined below in 8.3) occur, then the Aggregate Period for the 12-month period during which such Lock-Up Period occurs shall be reduced by a number of days equal to the number of days in such Lock-Up Period, but in no case shall the Aggregate Period be reduced to a number of days that is less than 60 days. PRF further agrees to promptly notify Orthovita in writing of any material changes in the information set forth in the Registration Statement relating to PRF or its plan of distribution, or of any supplemental information required to be included in the Registration Statement relating to its plan of distribution. The number of days during which the use of the prospectus is suspended under Section 8.2(b) (for reasons other than a Lock-Up Period) shall be added to the duration of the period of time for which Orthovita is required to maintain the effectiveness of a Registration Statement under Section 6 hereof.

8.3 Lock-Up Requirement.

PRF agrees, in connection with any firm commitment underwritten offering of the Common Stock, upon the request of the managing underwriters of such offering, not to directly or indirectly (a) offer for sale, sell, pledge, contract to sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the Purchase Price Shares or (b) enter into any swap or derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Purchase Price Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Purchase Price Shares or other securities, in cash or otherwise, without the prior written consent of such managing underwriters during the period of time beginning ten days prior to the date when such managing underwriters advise Orthovita that they expect to initiate such public offering and ending at a date not to exceed 90 days from the commencement of such public offering (the “Lock-Up Period”). Notwithstanding the foregoing, this obligation shall not apply to PRF unless each of Orthovita’s directors and executive officers who beneficially own shares of Common Stock enters into a similar agreement.

8.4 Information to be Furnished by PRF.

Orthovita may require PRF to furnish to Orthovita information regarding PRF and the distribution of the Purchase Price Shares as is required by law to be disclosed in a Registration Statement, and PRF agrees to furnish to Orthovita such information within a reasonable amount of time after receiving such request.

Section 9. Indemnification.

9.1 Orthovita Indemnification.

Orthovita covenants and agrees to defend, indemnify and save and hold harmless PRF, together with its officers, directors, partners, shareholders, beneficial owners, employees, trustees, affiliates (within the meaning of Rule 405 of the SEC under the Securities Act), attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against Orthovita or a third party claim) (collectively, “PRF Losses”) alleged by any third parties not affiliated with PRF arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by Orthovita or VSP in this Agreement, or any inaccuracy in any writing delivered by Orthovita or VSP pursuant to this Agreement at the Closing. PRF Losses resulting from the gross negligence or willful misconduct of PRF or any of its respective officers, partners, shareholders, beneficial owners, employees, trustees, affiliates (within the meaning of Rule 405 of the SEC under the Securities Act), are not covered under this Section 9.1. If and to the extent that the indemnification provided in this Section 9.1 is unenforceable for any reason, Orthovita shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. Orthovita shall not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without its prior written consent.

9.2 PRF Indemnification.

PRF covenants and agrees to defend, indemnify and save and hold harmless Orthovita, together with its officers, directors, partners, shareholders, employees, trustees, affiliates (within the meaning of Rule 405 of the SEC under the Securities Act), attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Investor or a third party claim) (collectively, “Orthovita Losses”), alleged by any third parties not affiliated with Orthovita arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by PRF in this Agreement or by RST in the Purchase Agreement, or any inaccuracy in any writing delivered by PRF pursuant to this Agreement or by RST pursuant to the Purchase Agreement at the Closing. Orthovita Losses resulting directly from the gross negligence or willful misconduct of Orthovita or any of its respective officers, directors or employees, or any affiliate within the meaning of Rule 405 of the SEC under the Securities Act are not covered under this Section 9.2. If and to the extent that the indemnification provided in this Section 9.2 is unenforceable for any reason, PRF shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. PRF shall not be liable for amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without its prior written consent.

9.3 Indemnification Procedure.

Each party entitled to be indemnified pursuant to Section 9.1 and 9.2 (each, an “Indemnified Party”) shall notify the other party in writing of any action against such Indemnified Party in respect of which the other party is or may be obligated to provide indemnification pursuant to Section 9.1 or 9.2, promptly after the receipt of notice or knowledge of the commencement thereof. The omission of any Indemnified Party so to notify the other party of any such action shall not relieve such other party from any liability which it may have to such Indemnified Party except to the extent the other party shall have been materially prejudiced by the omission of such Indemnified Party so to notify it, pursuant to this Section 9.3. In case any such action shall be brought against any Indemnified Party and it shall notify the other party of the commencement thereof, the other party shall be entitled to participate therein and, to the extent that such other party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the other party will not be liable to such Indemnified Party under Section 9.1 or 9.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the other party; provided, however, that (a) if the other party shall elect not to assume the defense of such claim or action or (b) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the other party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the other party, then not more than one firm of separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (a) and (b)(x), or such different defenses, in the case of (b)(y), and the other party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

9.4 Indemnification Non-Exclusive.

The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

Section 10. Miscellaneous.

10.1 Survival.

(a) All representations and warranties made herein and in any certificates or in any other writing delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Closing and shall continue to survive until the date that is the first anniversary of the Closing Date. Notwithstanding anything in this Agreement or implied by law to the contrary, all the agreements contained in Sections 4, 5, 6, 7, 8, 9 and this Section 10, shall survive indefinitely following the execution and delivery of this Agreement and the Closing and the termination of this Agreement.

(b) Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement and the other Closing Documents, and the parties may rely on the representations and warranties in this Agreement and the other Closing Documents irrespective of any information obtained by them by any investigation, examination or otherwise.

10.2 Specific Performance.

Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

10.3 Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

if to PRF to:

c/o Paul Capital Advisors, L.L.C.

50 California Street

Suite 3000

San Francisco, California 94111

Attention: Chief Financial Officer

Facsimile No.: (415) 283-4301

with a copy to:

Mr. Lionel Leventhal

Paul Capital Partners

Two Grand Central Tower

140 East 45th Street, 44th Floor

New York, New York 10017

Facsimile No.: (646) 264-1101

and

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, New York 10112

Attention: Andrew C. Coronios, Esq.

Facsimile No.: (212) 541-5369

if to Orthovita to:

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

Attention: Antony Koblish, Chief Executive Officer

Facsimile No.: (610) 640-2603

with a copy to:

Orthovita, Inc. 77

Great Valley Parkway

Malvern, PA 19355

Attention:	Christine J. Arasin

Vice President, Business Development and Corporate Counsel

Facsimile No.: (610) 640-2603

and a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

Attention: Richard A. Silfen, Esq.

Facsimile No.: (215) 979-1020

if or to such other address or addresses as PRF or Orthovita may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective five Business Days after dispatch, (b) when telegraphed, telecopied, telexed or facsimiled, be effective as of (i) the date of transmission, if such notice or communication is received via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, or (ii) the next Business Day after the date of transmission, if such notice or communication is received via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, or (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when delivered.

10.4 Confidentiality.

(a) The terms, conditions and provisions of this Agreement and any other Closing Document (the “Confidential Information”), shall be kept confidential by Orthovita and PRF, and shall be used by Orthovita and PRF only in connection with this Agreement and any other Closing Document and the transactions contemplated hereby and thereby, except to the extent that such information (a) is already in the public domain at the time the information is disclosed, (b) thereafter becomes lawfully obtainable from other sources, (c) is required to be disclosed in any document to be filed with any Government Authority, or (d) is required to be disclosed under securities laws, rules and regulations applicable to Orthovita or RST, as the case may be, or pursuant to the rules and regulations of the Nasdaq Market or any other stock exchange or stock market on which securities of Orthovita may be listed for trading. Notwithstanding the foregoing, Orthovita and RST may disclose such information to their partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives on a need-to-know basis, provided that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 10.4(a). Orthovita will consult with PRF, and PRF will consult Orthovita, on the form, content and timing of any such disclosures of Confidential Information including, without limitation, any disclosures made pursuant to applicable securities laws or made to investment or other analysts.

(b) Except as required by law or the rules and regulations of any securities exchange or trading system or any Government Authority with similar regulatory authority, or except with the prior written consent of the other party (which consent shall not be unreasonably withheld), neither party shall issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Closing Document. Orthovita and PRF shall jointly prepare a press release for dissemination promptly following the Closing Date.

(c) Orthovita shall consult with PRF and PRF shall have opportunity to review and comment with respect to public disclosures or filings to be made to the SEC or any other Government Authority relating to the Closing Documents, any Registration Statement filed or to be filed pursuant to Section 6, or any terms thereof.

10.5 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.6 Expenses.

Each party hereto will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement, except as expressly set forth herein.

10.7 Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

10.8 Amendments; No Waivers.

(a) Neither this Agreement nor any term or provision hereof may be amended, changed or modified except with the written consent of each of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.9 Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

10.10 Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

10.11 Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

10.12 Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

10.13 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (b) ABOVE OF THIS SECTION IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUIT, ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

10.14 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

[Signatures on following pages]

ORTHOVITA, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President & CEO

[SIGNATURE PAGE TO SECURITIES DISPOSITION AGREEMENT]

PAUL ROYALTY FUND, L.P.

By:	Paul Capital Management, LLC, its General Partner

By:	Paul Capital Advisors, L.L.C., its Manager

By:	/s/ Lionel Leventhal
Name:	Lionel Leventhal
Title:	Manager

[SIGNATURE PAGE TO SECURITIES DISPOSITION AGREEMENT]